UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2007

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	012-36309	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 California Street, Suite 1350, San Francisco, California		94111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415 217-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Agreements Relating to Notes Offering

On May 30, 2007, in connection with our private offering of 8.125% Convertible Senior Notes due 2027, or the notes, pursuant to Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, we and certain of our wholly-owned subsidiaries, Maia Mortgage Finance Statutory Trust, Mercury Mortgage Finance Statutory Trust and Saturn Portfolio Management, Inc., which we refer to collectively as the guarantors, entered into a Purchase Agreement with Bear, Stearns & Co. Inc., or the initial purchaser, pursuant to which we agreed to sell, and the initial purchaser agreed to purchase, $90 million aggregate principal amount of notes for resale to persons who are both (i) qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act and (ii) qualified purchasers as defined in the Investment Company Act of 1940, or the 1940 Act, through the Initial Purchaser. The Purchase Agreement also granted to the initial purchaser an option to purchase up to an additional $20 million aggregate principal amount of notes. At a closing on June 5, 2007, the initial purchaser acquired $90 million aggregate principal amount of the notes. The notes were issued pursuant to an indenture dated as of June 5, 2007, or the indenture, among us, the guarantors and Wells Fargo Bank, N.A., as trustee.

The notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated to all secured indebtedness of ours. In addition, the notes are effectively subordinated to the liabilities, whether secured or unsecured, of our subsidiaries that are not guarantors of the notes. The notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the guarantors. The guarantee of the notes by each guarantor is its senior unsecured obligation and will rank equally with all of its other senior unsecured indebtedness and be effectively subordinated to its secured indebtedness.

The notes bear interest at a rate of 8.125% per year. Interest accrues from June 5, 2007 and will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2007. The notes mature on June 1, 2027 unless previously redeemed, repurchased or converted in accordance with their terms prior to such date.

Prior to June 1, 2012, we may not redeem the notes except to preserve our status as a real estate investment trust, or REIT, for U.S. federal income tax purposes. However, on or after June 5, 2012, we may redeem the notes, in whole or in part, upon prior written notice to holders of the notes, for cash equal to 100% of the principal amount of the notes to be redeemed plus any unpaid interest accrued to the redemption date.

Holders of notes may require us to repurchase their notes in whole or in part on June 1, 2012, June 1, 2017 and June 1, 2022 for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest accrued to the repurchase date. If we undergo certain change in control transactions prior to June 5, 2012, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest accrued to the repurchase date.

Holders may convert their notes based on the applicable conversion rate (described below) prior to the close of business on the second business day prior to the stated maturity date at any time on or after June 1, 2026 and also under any of the following circumstances:

• during any calendar quarter beginning after June 30, 2007 (and only during such calendar quarter), if, and only if, the closing sale price of shares of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 120% of the conversion price of our common stock in effect on the applicable trading day;

• during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate;

• if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

• upon the occurrence of transactions specified in the indenture; or

• if our common shares are not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

By delivering to the holder cash and shares of our common stock, if any, we will satisfy our obligation with respect to the notes tendered for conversion. Accordingly, upon conversion of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

The initial conversion rate for each $1,000 principal amount of notes is 89.4114 shares of our common stock, payable in cash and, at our election, our common stock, as described in the indenture. This is equivalent to an initial conversion price of approximately $11.18 per common stock. In addition, if certain change in control transactions occur prior to June 5, 2012 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion by a number of additional shares of our common stock based on the date such transaction becomes effective and the price paid per share of our common stock in such transaction. The conversion rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of our current regular quarterly common stock cash dividend of $0.30 per share, but will not be adjusted for accrued and unpaid interest on the notes.

Upon the conversion of notes we will deliver, in respect of each $1,000 principal amount of notes tendered for conversion: (i) a cash amount, which we refer to as the principal return, equal to the lesser of (a) the principal amount of the converted notes and (b) the conversion value, which is equal to the conversion rate multiplied by the average price of our common stock over the ten consecutive trading day period commencing on the third trading day following the date the notes are tendered for conversion and (ii) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, or the net amount. The net amount may be paid, at our option, in cash, shares of our common stock or a combination of cash and shares of our common stock. We refer to any cash delivered upon the conversion of notes as part of the net amount as the "net cash amount," and we refer to any of our shares of our common stock delivered upon the conversion of notes as the "net shares." Any portion of the net amount that we elect to issue as net shares will be equal to the sum of the daily share amounts (defined below) for each trading day in the ten consecutive trading day period referred to above, except that we will pay cash in lieu of any fractional shares of common stock issuable, at our option, as net shares based on the average price of our common stock over the ten consecutive trading day period referred to above. The "daily share amount" for each $1,000 principal amount of notes and each trading day in the applicable conversion period is equal to the greater of: (x) zero and (y) a number of shares of our common stock determined by the following formula: ((closing sale price of our common stock on such trading day x applicable conversion rate) – ($1,000 + net cash amount, if any)) divided by (10 x closing sale price of our common stock on such trading day).

Holders of notes, as such, will not have any rights as our shareholders (including, without limitation, voting rights and rights to receive dividends or other distributions on our common shares).

In order to assist us in maintaining our qualification as a REIT for federal income tax purposes, our charter provides that no person may own, or be deemed to own by virtue of certain attribution rules of the Internal Revenue Code of 1986, as amended, more than 9.8% of our outstanding shares of common stock, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes for our common stock to the extent that receipt of such shares of common stock would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our articles of incorporation.

The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act or the securities laws of any jurisdiction and, until so registered, are subject to certain restrictions on transfer. In addition, the notes are being offered in the United States only to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and, in order to maintain the 1940 Act exemption of certain of our subsidiary guarantors, such qualified institutional buyers must also be "qualified purchasers" within the meaning of the 1940 Act. Each transferee of a note will be deemed or required to represent at the time of transfer that: (i) the transferee is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act and also a "qualified purchaser" within the meaning of the 1940 Act and (ii) the transferee will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferee.

We agreed to file with the SEC within 90 calendar days after the original issuance of the notes, and to use our reasonable best efforts to cause to become effective within 180 calendar days after the original issuance of the notes, a shelf registration statement, or otherwise make a shelf registration statement available, with respect to the resale of the shares of our common stock that may be issuable upon conversion of the notes. The registration rights agreement will not cover resales of the notes. If we fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes.

The net proceeds from the sale of the notes are estimated to be approximately $87 million after deducting the discount payable to the initial purchaser and estimated offering expenses. We used approximately $18 million of the net proceeds to repurchase shares of our common stock, and we expect to use the balance for general corporate purposes, principally investment in our targeted asset classes.

Events of Default, Notice and Waiver

The following are events of default under the indenture:

• default in the payment of any principal amount or any redemption price or repurchase price due with respect to the notes, when the same becomes due and payable;

• default in payment of any interest (including additional interest or special interest, if any) under the notes, which default continues for 30 days;

• default in the delivery when due of amounts owing upon conversion, whether due in cash or common shares, upon exercise of a holder's conversion right in accordance with the indenture and the continuation of such default for ten days;

• our failure to provide notice of the occurrence of a change in control when required under the indenture, which default continues for five days;

• our failure to comply with any other term, covenant or agreement in the notes or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

• default in the payment of principal when due on, or resulting in acceleration of, other indebtedness of ours or of any significant subsidiary (as such term is defined in Regulation S-X promulgated under the Securities Act) of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the notes;

• any guarantee of the notes by a significant subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by any guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such guarantee;

• failure by us or any of our subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 30 days; and

• certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

If an event of default specified in the last bullet point listed above occurs with respect to us, the principal amount of the notes and accrued and unpaid interest (including additional interest and special interest, if any) on the outstanding notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes and accrued and unpaid interest (including additional interest and special interest, if any) on the outstanding notes to be due and payable immediately. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings.

On June 5, 2007, we issued a press release announcing the completion of the offering of the notes and other information in connection with the offering pursuant to Rule 135c under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Other Relationships of the Parties

The initial purchaser and its affiliates has from time to time performed, and may in the future perform, various financial advisory, investment banking and other financial services for us and our affiliates, for which we have paid, and intend to pay, customary fees. Bear Stearns Mortgage Capital Corporation, an affiliate of the initial purchaser, established a $500 million warehouse lending facility with us in October 2005. As of March 31, 2007, there were no borrowings outstanding under this facility. We have also entered into repurchase agreements to finance the purchase of mortgage-backed securities with third-party financial institutions as counterparties, including an affiliate of the initial purchaser. In addition, we have entered into interest rate swap transactions with affiliates of the initial purchaser.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

4.1 Indenture dated as of June 5, 2007 among Luminent Mortgage Capital, Inc., as issuer, Maia Mortgage Finance Statutory Trust, Mercury Mortgage Finance Statutory Trust and Saturn Portfolio Management, Inc., as guarantors, and Wells Fargo Bank, N.A., as trustee.

4.2 Registration Rights Agreement dated as of June 5, 2007 between Luminent Mortgage Capital and Bear, Stearns & Co. Inc.

10.1 Purchase Agreement dated May 30, 2007 among Luminent Mortgage Capital, Inc., as issuer, Maia Mortgage Finance Statutory Trust, Mercury Mortgage Finance Statutory Trust and Saturn Portfolio Management, Inc., as guarantors, and Bear, Stearns & Co. Inc., as the initial purchaser.

99.1 Press Release dated June 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

June 6, 2007	By:	/s/ Christopher J. Zyda

Name: Christopher J. Zyda
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Indenture dated as of June 5, 2007 among Luminent Mortgage Capital, Inc., as issuer, Maia Mortgage Finance Statutory Trust, Mercury Mortgage Finance Statutory Trust and Saturn Portfolio Management, Inc., as guarantors, and Wells Fargo Bank, N.A., as trustee.
4.2	Registration Rights Agreement dated as of June 5, 2007 between Luminent Mortgage Capital and Bear, Stearns & Co. Inc.
10.1	Purchase Agreement dated May 30, 2007 among Luminent Mortgage Capital, Inc., as issuer, Maia Mortgage Finance Statutory Trust, Mercury Mortgage Finance Statutory Trust and Saturn Portfolio Management, Inc., as guarantors, and Bear, Stearns & Co. Inc., as the initial purchaser.
99.1	Press Release of the Registrant dated June 5, 2007